 AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
TRANSFER AGENT SERVICING AGREEMENT

  THIS AMENDMENT dated as of the 21st day of May, 2014, to the Transfer Agent Servicing Agreement, dated as of April 6, 2011, as amended (the "Agreement"), is entered into by and between MANAGED PORTFOLIO SERIES, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Muhlenkamp Fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of Managed Portfolio Series:

Exhibit S, the Muhlenkamp Fund, is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full forceand effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES	U.S. BANCORP FUND SERVICES, LLC

By: /s/ James R. Arnold	By: /s/ Michael R. McVoy

Name: James R. Arnold	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit S to the Managed Portfolio Series Transfer Agent Servicing Agreement

Name of Series
Muhlenkamp Fund

Transfer Agent, Shareholder & Account Services Fee Schedule at May, 2014

Annual Service Charges to the Fund
▪	Base Fee	$[…]
▪	NSCC Level 3 Accounts	$[…] /open account
▪	No-Load Fund Accounts	$[…] /open account
▪	Closed Accounts	$[…] /closed account

▪	E-business Solutions Data Access - $[…] annually
▪	AML Base fee - $[…] annually
▪	ReportSource - $[…] annually
▪	Short-Term Trader - $[…] per account annually

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports,  eConnect of applications/forms, file transmissions, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, AIP Setups, ETFS, Returns, Fed wire charges, NSCC Profile, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions),voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, return mail processing, omnibus conversions, travel, excess history, FATCA and other compliance mailings.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, excessive trader, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, short-term trader reporting, excessive trader, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Exhibit S (continued) to the Managed Portfolio Series Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services – E-Commerce Services Fee Schedule at May, 2014

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪	FAN Web Premium (Fund Groups over 50,000 open accounts)
−	Implementation - $[…] /fund group – includes up to 25 hours of technical/BSA support
−	Annual Base Fee - $[…] /year
▪	FAN Web Select (Fund Groups under 50,000 open accounts)
−	Implementation - $[…] /fund group – includes up to 10 hours of technical/BSA support
−	Annual Base Fee - $[…] /year
▪	FAN Web Direct (API) – Quoted Separately
▪	Customization - $[…] /hour – (subject to change at prevailing rates of vendor)
▪	Activity (Session) Fees:
−	Inquiry - $[…] /event
−	Account Maintenance - $[…] /event
−	Transaction – financial transactions, reorder statements, etc. - $[…] /event
−	New Account Setup - $[…] /event (Not available with FAN Web Select)
▪	Strong Authentication:
−	$[…] /month per active FAN Web ID (Any ID that has had activity within the […] -day period prior to the billing cycle)

Vision
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪	Inquiry Only
−	Inquiry - $[…] /event
−	Per broker ID - $[…] /month per ID
▪	Transaction Processing
− Implementation - $[…] /management company
− Transaction – purchase, redeem, exchange, literature order - $[…] /event
− New Account Setup – $[…] /event
− Monthly Minimum Charge - $[…]  /month

Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪	Implementation Fees
−	$[…] /fund group

Vision Electronic Statements (Continued)
▪	Load charges
−	$[…] /image
▪	Archive charge (for any image stored beyond 2 years)
−	$[…] /document
*Normal Vision ID and activity charges also apply

Exhibit S (continued) to the Managed Portfolio Series Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services Fee Schedule (Continued) at May, 2014

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
▪	$[…] /direct open account per year

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	$[…] /qualified plan account or Coverdell ESA account (Cap at $30.00 /SSN) for accounts valued at less than $[…]
▪	$[…] /transfer to successor trustee
▪	$[…] /participant distribution (Excluding SWPs)
▪	$[…] /refund of excess contribution
▪	$[…] /reconversion/recharacterization

Additional Shareholder Paid Fees
▪	$[…] /outgoing wire transfer or overnight delivery
▪	$[…] /telephone exchange
▪	$[…] /return check or ACH or stop payment
▪	$[…] /research request per account (Cap at $[…] per request) (This fee applies to requests for statements older than the prior year)

Exhibit S (continued) to the Managed Portfolio Series Transfer Agent Servicing Agreement

Informa Shareholder Electronic Statement Services
Supplemental Services Fee Schedule at May, 2014

Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access - $[…] /statement
▪	Document Consent Processing, Suppression, and Notification - $[…] /suppressed statement
▪	Development & Implementation of Electronic Confirm Statements - $[…] initial setup fee
Note: Quarterly minimum fee of $[…] .
Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access - $[…] /statement
▪	Document Consent Processing, Suppression, and Notification - $[…] /suppressed statement
▪	Development & Implementation of Electronic Investor Statements - $[…] initial setup fee
Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access - $[…] /statement
▪	Document Consent Processing, Suppression, and Notification - $[…] /suppressed statement
▪	Development & Implementation of Electronic Tax Statements - $[…] initial setup fee
Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
▪	Document Loading, Storage, and Access
▪	Document Consent Processing, Suppression, and Notification - $[…] /suppressed statement
▪	Development & Implementation of Electronic Compliance Documents - $[…] initial setup fee
Note: Annual compliance minimum fee of $[…] .
FAN Web Transaction Fees
▪	View Consent Enrollment - $[…] /transaction
▪	Consent Enrollment - $[…] /transaction
▪	View Statements - $[…] /view
Notes:
All pricing based upon contractual three-year term.  Proposal is rough estimate based upon client request.  Rates subject to change once formal business requirements are received and reviewed.  Estimate is valid for 90 days based on the following conditions:
▪
Document Loading, Storage and Access - Statements presented as PDF documents.  Includes data preparation for web-based presentment, document loading, hot storage for two years (2) on primary DASD and WORM-media and unlimited access.  Statements will be loaded for all accounts, regardless of consent.

▪
Document Consent Processing, Suppression & Notification – On-line consent registration, paper suppression, processing, quality control and email notification of document availability to an ISP address. Suppression and Notification volume will be determined by customer consent. Email notification of document availability to an ISP address. Notification volume will be determined by customer consent.

▪
Document Setup & Development Fees-- Includes gathering business requirements and creation of functional specification document with record types II, AS, and AT, utilizing a DST OUTPUT MIMS data feed.  Applies to major classes of documents (e.g. daily confirm, investor, and tax documents) and significantly different documents within a class (e.g. a high net worth statement).  Document set up fees will be determined upon requirements gathering and defining project scope.

▪	Consent options will be reflected on TA2000; Email tracking and reporting on TA2000 Electronic Media reports
▪	Standard Development Fee- Fee assessed for any additional programming outside of the initial implementation scope or any additional post-production enhancements.
(Signature on the following page)
Exhibit S (continued) to the Managed Portfolio Series Transfer Agent Servicing Agreement

Advisor’s Signature below acknowledges approval of the fee schedule on this Exhibit S.

Muhlenkamp & Company, Inc.

By: /s/ Anthony W. Muhlenkamp

Name: Anthony W. Muhlenkamp

Title: President, Muhlenkamp & Co., Inc.     Date: July 2, 2014